UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada  M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

McEwen Mining Inc. (the “Company”) held its annual meeting of shareholders on May 16, 2013.  At the annual meeting, the shareholders elected the seven individuals nominated to be directors, approved the compensation of the named executive officers as described in the proxy statement, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	146,840,552	754,495	55,249,226
Michele L. Ashby	146,683,174	911,873	55,249,226
Leanne M. Baker	120,960,440	26,634,607	55,249,226
Donald R.M. Quick	146,779,531	815,516	55,249,226
Michael L. Stein	146,821,243	773,804	55,249,226
Allen V. Ambrose	124,838,242	22,756,805	55,249,226
Richard W. Brissenden	120,264,256	27,330,791	55,249,226

Election results for the advisory vote on executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
144,532,907	1,426,435	1,635,669	55,249,262

Election results for the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2013 are as follows:

For	Against	Abstain	Broker Non-Votes
200,206,630	2,059,658	577,949	36

Item 7.01                                           Regulation FD Disclosure.

On May 21, 2013, McEwen Mining Inc. (the “Company”) issued a press release announcing results of its annual meeting. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibit.  The following exhibit is furnished with this report:

99.1                        Press release dated May 21, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: May 21, 2013	By:	/s/ Nils F. Engelstad
Nils F. Engelstad, Vice President Corporate Affairs